UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2024

 REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Fifth Avenue North
Birmingham, Alabama 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
Non-Cumulative Perpetual Preferred Stock, Series F	RF PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2024, the Board of Directors (the “Board”) of Regions Financial Corporation (“Regions” or the “Company”) appointed Roger W. Jenkins to the Board, such appointment to be effective on January 1, 2025. Mr. Jenkins was also appointed to serve as a member of the Board of Directors of the Company’s wholly owned subsidiary, Regions Bank (together with the Board, the “Boards”), also to be effective on January 1, 2025.

Mr. Jenkins, 63, is currently Chief Executive Officer of Murphy Oil Corporation, an independent, global oil and gas exploration and production company.

The appointment increases the size of the Boards to fourteen (14) members. Mr. Jenkins will serve on the Risk Committee and the Technology Committee of the Boards.

The Boards affirmatively determined that Mr. Jenkins is independent under New York Stock Exchange listing standards and the Company’s Corporate Governance Principles. There are no arrangements or understandings with other persons pursuant to which he was appointed to the positions described above. Additionally, there are no related person transactions involving Mr. Jenkins that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Jenkins will receive customary fees and equity awards from the Company for serving as a Director in accordance with Regions’ Director Compensation Program. Under the Director Compensation Program, Mr. Jenkins will receive a grant of restricted stock units under Regions’ 2015 Long Term Incentive Plan, to be made as of January 1, 2025, with a grant date value equal to $43,333, which is the prorated amount of the annual equity retainer paid uniformly to all non-employee Directors. The restricted stock units are subject to a continued service requirement and become vested on the date of the 2025 Annual Meeting of Shareholders, or earlier in the case of death or disability or upon termination without cause following a change in control of Regions.

Item 8.01    Other Events.

On December 11, 2024, the Company issued a press release announcing the appointment of Mr. Jenkins to the Boards. The press release is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Regions Financial Corporation Director Compensation Program, effective April 17, 2024 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 7, 2024 and incorporated by reference herein).

99.1	Press Release dated December 11, 2024.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Chief Legal Officer and Corporate Secretary
Date: December 11, 2024